ADDITIONAL COMPENSATION AGREEMENT
          ADDITIONAL COMPENSATION AGREEMENT (the “Agreement”), dated as of June [___], 2007, between Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Deutsche Investment Management Americas Inc. (“DeIM”).
          WHEREAS, DWS RREEF World Real Estate & Tactical Strategies Fund, Inc. (including any successor by merger or otherwise, the “Fund”) is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and its shares of common stock (“common shares”) are registered under the Securities Act of 1933, as amended; and
          WHEREAS, DeIM is the investment manager and the administrator of the Fund;
          WHEREAS, Merrill Lynch is acting as lead underwriter in an offering of the Fund’s common shares;
          WHEREAS, DeIM desires to provide additional compensation to Merrill Lynch for providing the advice and services described below; and
          NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:
1.	In consideration of Merrill Lynch’s providing advice relating to the structure and design and the organization of the Fund as well as services related to the sale and distribution of the Fund’s common shares, DeIM shall pay Merrill Lynch a fee equal to 1.25% of the total price to the public of the Fund’s common shares sold by the Fund pursuant to the prospectus dated June [___], 2007 (the “Prospectus”) (including all Initial Securities and Option Securities as such terms are described in the Purchase Agreement, dated June [___], 2007, by and among the Fund, DeIM, the Fund’s investment adviser, the Fund’s sub-advisers and each of the Underwriters named therein (the “Purchase Agreement”) (the “Fee”). The Fee shall be paid within 30 days of the Closing Date (as defined in the Purchase Agreement) and any Date of Delivery (as defined in the Purchase Agreement), if applicable, in an amount equal to 1.25% of the total price to the public of the common shares issued by the Fund on such Closing Date or Date of Delivery, as the case may be, or as otherwise agreed to by the parties. The Fee hereunder shall not exceed 1.25% of the total price to the public of the Fund’s common shares sold by the Fund pursuant to the Prospectus. The sum total of this Fee, plus the structuring fee paid to A.G. Edwards & Sons, Inc. in connection with this offering, plus the amount of the expense reimbursement of $.00667 per common share payable by the Fund to the underwriters pursuant to the Purchase Agreement, but not including the sales load, shall not exceed 4.5% of the total price to the public of the Fund’s common shares sold pursuant to the Prospectus. The sum total of all compensation to or reimbursement of underwriters in connection with the offering, including sales load and all forms of additional compensation, shall not exceed 9% of the total price of the Fund’s common shares sold by the Fund pursuant to the Prospectus.
2.	DeIM acknowledges that Merrill Lynch did not provide and is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Merrill Lynch, and Merrill Lynch is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with the transactions contemplated herein.
3.	Nothing herein shall be construed as prohibiting Merrill Lynch or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment managers), so long as Merrill Lynch’s services to DeIM are not impaired thereby.
4.	This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.
5.	DeIM has furnished Merrill Lynch with such information as Merrill Lynch reasonably believed appropriate to its assignment hereunder (all such information so furnished being the “Information”). DeIM recognizes and confirms that Merrill Lynch (a) has used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of DeIM’s knowledge, the Information furnished by DeIM when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. DeIM will promptly notify Merrill Lynch if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Merrill Lynch pursuant to this Section 5.
6.	It is understood that Merrill Lynch is being engaged hereunder solely to provide the services described above to DeIM and that Merrill Lynch is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.
7.	DeIM agrees that Merrill Lynch shall have no liability to DeIM or the Fund for any act or omission to act by Merrill Lynch in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of Merrill Lynch. DeIM agrees to the terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.
8.	This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) shall be governed by and construed in accordance with the laws of the State of New York.
9.	No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and DeIM and Merrill Lynch consent to the jurisdiction of such courts and personal service with respect thereto. Each of Merrill Lynch and DeIM waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. DeIM agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon DeIM and may be enforced in any other courts to the jurisdiction of which DeIM is or may be subject, by suit upon such judgment.

10.	This Agreement may not be assigned by either party without the prior written consent of the other party.
11.	This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Merrill Lynch and DeIM.

12.	All notices required or permitted to be sent under this Agreement shall be sent, if to DeIM:
Deutsche Investment Management Americas Inc.
345 Park Avenue
New York, NY 10154
Attention: President
or if to Merrill Lynch:
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080
Attention: Tom Lee
or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.
1.	This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Additional Compensation Agreement as of the date first above written.

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:

Name:
Title:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:

Name:
Title:

Merrill Lynch & Co. Indemnification Agreement
June [__], 2007
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080
Ladies and Gentlemen:
          In connection with the engagement of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the “Company”) with the matters set forth in the Agreement dated June [___], 2007 between the Company and Merrill Lynch (the “Agreement”), in the event that Merrill Lynch becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company agrees to indemnify, defend and hold Merrill Lynch harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of Merrill Lynch. In addition, in the event that Merrill Lynch becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse Merrill Lynch for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by Merrill Lynch in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and Merrill Lynch, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Merrill Lynch has been retained to perform financial services bears to the fees paid to Merrill Lynch under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that Merrill Lynch is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Merrill Lynch pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Merrill Lynch, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Merrill Lynch is an actual or potential party to such Proceeding, without Merrill Lynch’s prior written consent. For purposes of this Indemnification Agreement, Merrill Lynch shall include Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, any of its affiliates, each other person, if any, controlling Merrill Lynch or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.
          The Company agrees that neither Merrill Lynch nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Merrill Lynch’s engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of Merrill Lynch in performing the services that are the subject of the Agreement.
          THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND MERRILL LYNCH CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST MERRILL LYNCH OR ANY INDEMNIFIED PARTY. EACH OF MERRILL LYNCH AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

          The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of Merrill Lynch’s engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:

Name:
Title:

Accepted and agreed to as of the date first above written:

MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By

Name:
Title: